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                                EXHIBIT 3.3(a)

                                                                          PAGE 1

                    [STATE SEAL OF DELAWARE APPEARS HERE]

                        Office of Secretary of State

                               ---------------

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ACME PACKAGING CORPORATION" FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF NOVEMBER, A.D. 1991, AT 1 O'CLOCK P.M.


                                           * * * * * * * * * *


                                       /s/ Michael Harkins
                                  -----------------------------------
                                  Michael Harkins, Secretary of State


[SEAL OF THE SECRETARY OF STATE OF DELAWARE APPEARS HERE]

                                  AUTHENTICATION:  *3251801
                                            DATE:  12/02/1991
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                        CERTIFICATE OF INCORPORATION

                                     OF

                         ACME PACKAGING CORPORATION

                                  * * * * *

          1.  The name of the corporation is
                    ACME PACKAGING CORPORATION

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

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     5. The name and mailing address of each incorporator is as follows:

          NAME                             MAILING ADDRESS
          ----                             ---------------
      Robert Hickey                        ACME STEEL COMPANY
                                           13500 South Parry Ave.
                                           Riverdale, IL 60627

     6. The corporation is to have perpetual existence.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 27th day of November, 1991.



                                       /s/ Robert W. Hickey
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                                       Robert W. Hickey

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